PAGE 1

American Centurion Life Assurance Company (ACL)                           Variable Annuity
P.O. Box 5550                                                             Participant Enrollment
Albany, NY  12205-0550                                                    Form
An American Express Company
___________________________________________________________________________________________________________________________________
1. Who is the Proposed Annuitant?  Is Annuitant the owner? __ Yes  __ No  (Always complete this section)
___________________________________________________________________________________________________________________________________
 __ Mr.      __ Mrs.    Annuitant's name    (first)                              (full middle)                  (last)
 __ Miss     __ Ms.
___________________________________________________________________________________________________________________________________
Social Security #            Birthdate               Marital status       __ Male           Citizenship
                                                                          __ Female         __ U.S.       __ Other
___________________________________________________________________________________________________________________________________
Home address (street)                                      (city)         (state)           (zip)

___________________________________________________________________________________________________________________________________
Telephone (Please provide both day and evening numbers)      Day:     (   )                          Best time to call
                                                             Evening: (   )                          Best time to call
___________________________________________________________________________________________________________________________________
2. Who will be the Owner? (Complete if owner is other than proposed annuitant)
___________________________________________________________________________________________________________________________________
 __ Mr.      __ Mrs.    Owner's name        (first)                              (full middle)                  (last)
 __ Miss     __ Ms.
___________________________________________________________________________________________________________________________________
Taxpayer ID or Social Security #            Birthdate            Relationship to annuitant
___________________________________________________________________________________________________________________________________
Home address (street)                                      (city)         (state)           (zip)
___________________________________________________________________________________________________________________________________
3.  What type of Annuity are you purchasing, and how will you pay for it?  (Always complete this section)
___________________________________________________________________________________________________________________________________
 __ Nonqualified           __ IRA            __ SEP  Name of Employer____________________        Amount submitted
   __ Individual purchase    __ Personal     ____________________________________________        $___________________
   __ 1035 exchange          __ Spousal      Address_____________________________________        note: $2,000 minimum nonqualified
                           __ IRA Rollover   ____________________________________________              $1,000 minimum qualified
                           __ IRA Transfer   ____________________________________________        or $1,200 annually if installment
                                                                                                 Annual amount intended
                                                                                                 $____________________
___________________________________________________________________________________________________________________________________
Premium Payment Frequency              Method of Payment (note: Minimum premium is waived if application includes setup of periodic
__ Biweekly                            payment of $100 or more)
__ Monthly         __ Quarterly        __ Bank Authorization           __ Check
__ Semiannually    __ Annually         __ Wire                         __ 1035 exchange (please submit exchange form)
___________________________________________________________________________________________________________________________________
4. How will you allocation your Investment  Allocate in whole percentages. Total must equal 100%
___________________________________________________________________________________________________________________________________
Fixed Account                       ______%    INVESCO VIF Industrial Income       _______%  (*the entire portion of any net

IDS Life Aggressive Growth Fund     ______%    ____________________                _______%  purchase payment that I allocate to

IDS Life Capital Resource Fund      ______%    ____________________                _______%  the Variable Accounts will be invested

IDS Life International Equity Fund  ______%    ____________________                _______%  in the Moneyshare Fund until the end

IDS Life Managed Fund               ______%    ____________________                _______%  of the Right to Examine the

IDS Life Moneyshare Fund*           ______%    ____________________                _______%  Certificate period.)

IDS Life Special Income Fund        ______%
___________________________________________________________________________________________________________________________________
5. Who will be the beneficiary(ies) of this certificate?  (Always complete this section)
___________________________________________________________________________________________________________________________________
__ A. Beneficiary is:  Annuitant's spouse, if living, otherwise the beneficiaries are the living lawful children of the Annuitant, equally.
      Annuitant spouse's full name   _____________________________________________________________________

__ B. Other designation              _____________________________________________________________________

      Relationship to Annuitant      _____________________________________________________________________
___________________________________________________________________________________________________________________________________
6. Notes
___________________________________________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________

32027 C                                                                                                                  (10/95)

PAGE 2
7. Replacement: Will this certificate replace or change any existing life insurance or annuity?
___________________________________________________________________________________________________________________________________
__ Yes (if yes, please provide company name below)                                   __ No
___________________________________________________________________________________________________________________________________
Company Name                                               Policy Number
___________________________________________________________________________________________________________________________________
8. Please read carefully, check appropriate boxes, and sign below.
___________________________________________________________________________________________________________________________________
SUITABILITY

Investment Objectives: I understand the investment objectives and risks of the certificate for which I am applying.  There can be no assurance that such objectives will be achieved.

My specific long-term objectives are:
__ Aggressive Growth    __ Growth with Income    __ Income    __ Growth    __ Tax Deferral    __ Preservation of Principal

My risk tolerance for investment is: __ Low __ Medium __ High

My Federal income tax bracket is: __ 15% __ 28% __ 31% __ 36% __ 39.6% __ Other

My annual income is: __ Under $15,000 __ $15,000 to $24,999 __ $25,000 to $49,999 __ $50,000 to $99,999 __ $100,000 or more

Specify any securities firm with which you are affiliated:_______________________________________________________.
___________________________________________________________________________________________________________________________________
Privacy of Client Information:  You authorize (a) ACL and its affiliates, subsidiaries and agents authorized by ACL to use information about you to administer your annuity certificate, and (b) ACL and its affiliates and subsidiaries and other providers of products and services through American Express Financial Services Direct authorized by ACL to use information ACL maintains about you, including information from the application, for marketing and administrative purposes and to share such information with each other.  If you object to the use of information described in (b), please telephone American Express Financial Services Direct at 1-800-633-3565.

Except as described above, we will not release information about you to others unless you have asked us to do so or we are required by law or other regulatory authority.

Deferred Annuity
The basic purpose of an annuity is to provide lifetime income at retirement and it should be purchased for this purpose.  You should be aware of the benefits and consequences of tax deferral, and be confident that it can work to your advantage.  The certificate value may be surrendered in full or in part before annuity payments begin, but not after.

We reserve the right to terminate certain installment payment certificates for full value, if an any 36 month period, no purchase payments have been received and the total amount paid is less than $1,000.

IRA Applications
By signing below I acknowledge receipt of the IRA Disclosure Guide and understand the terms contained in it.  I assume all responsibility for any tax consequences and penalties that may result from making contributions to, transactions with and distributions from this IRA.
___________________________________________________________________________________________________________________________________
AGREEMENTS
___________________________________________________________________________________________________________________________________
Cancellation: The certificate provides me with certain cancellation privileges for a period of time from receipt (usually 10 days)
under which no fees will be charged by the company.

I agree that each of the statements and answers given in this application is true and complete to the best of my knowledge and belief, and will be the basis of any annuity issued from this application.  I certify under penalties of perjury that (1) my social
Security Number as listed on this application is correct, and (2) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest and dividends, or the
Internal Revenue Service has notified me that I am no longer subject to backup withholding.

By signing below, I acknowledge receipt of the appropriate prospectuses.  The certificate value and cash surrender value when based on a separate account may increase or decrease on any day depending upon the investment results.  No minimum cash surrender value is guaranteed.  All values under the variable annuity provisions of the certificate are variable and are not guaranteed as to fixed-dollar amounts.
___________________________________________________________________________________________________________________________________
SIGNATURES:

Signed on (date) __________________________ at (city) ______________________, (state) __________________________


X___________________________________________________  X__________________________________________________
 Signature of Owner                                    Signature of Annuitant (If different from owner)

This application __ does __ does not involve replacement of existing insurance or annuities.

Licensed Agent/witness  X_______________________________________________________________  Date _________________
___________________________________________________________________________________________________________________________________

32027C                                                                                                                   (10/95)